Exhibit 99.3

Amendment Number 1 to the
URS Corporation 401(k) Retirement Plan

The URS Corporation 401(k) Retirement Plan, effective January 1, 2014, is hereby amended as follows:

1.                                      Effective as of October 17, 2014, the name of the Plan is changed to the AECOM Global II, LLC 401(k) Retirement Plan, and all references to the name of the Plan are revised accordingly.

2.                                      A new paragraph is added to the introduction after the ninth full paragraph to state as follows:

Effective October 17, 2014, URS Corporation (Delaware) merged into AECOM Global II, LLC (the “Merger”). As a result of the Merger, URS Corporation (Delaware) ceased to exist. Therefore, effective as of October 17, 2014, the Plan is amended to change the name of the Plan and other identifying information regarding the Plan sponsor and Plan Administrator to reflect the Merger.

3.                                      Effective as of October 17, 2014, the first sentence of Article 1 is amended in its entirety to state as follows:

The Plan heretofore created and restated in accordance with the terms hereof shall continue to be known as the AECOM GLOBAL II, LLC 401(k) RETIREMENT PLAN.

4.                                      Effective as of October 17, 2014, Section 2.11 is amended in its entirety to state as follows:

2.11                        “Company” or “Employer” shall mean AECOM Global II, LLC, including any successor or successors thereto, and any Company Affiliate that has been designated by AECOM Global II, LLC as a Participating Employer provided that such Company Affiliate agrees to be bound by the terms of this Plan.

5.                                      Effective as of October 17, 2014, Section 2.20(G)(1) is amended in its entirety to state as follows:

1.                                      the AECOM Global II, LLC 401(k) Retirement Plan for Specified Contract Employees.

6.                                      Effective as of October 17, 2014, Section 2.36 is amended in its entirety to state as follows:

2.36                        “Plan” shall mean the AECOM Global II, LLC 401(k) Retirement Plan, as set forth herein and all subsequent amendments thereto.

EXECUTION COPY

7.                                      Effective as of October 17, 2014, Section 2.48 is amended in its entirety to state as follows:

2.48                        “Trust” shall mean the AECOM Global II, LLC Retirement Plans Master Trust entered into between the Corporation and the Trustee. The relevant provisions of the Trust document are hereby amended to reflect the change in the name of the Trust from the “URS Corporation 401(k) Retirement Plans Master Trust” to the “AECOM Global II, LLC Retirement Plans Master Trust,” consistent with the change in the name of the Plan, as described and provided for in this Amendment Number 6. In no event shall this amendment to Section 2.48 of the Plan to reflect the change in the name of the Trust be construed or otherwise interpreted to amend the Plan and Trust in any other respect.

8.                                      Effective as of October 17, 2014, all references in the Plan to “URS Corporation 401(k) Retirement Plan for Specified Contract Employees” are replaced with “AECOM Global II, LLC 401(k) Retirement Plan for Specified Contract Employees.”

9.                                      Effective as of October 17, 2014, references in the following Plan sections to “URS Corporation” or “URS Corporation (Delaware)” are replaced with “AECOM Global II, LLC” (in addition to such changes otherwise noted throughout this Amendment 6):

•                  Section 2.6, “Board”

•                  Section 2.10, “Committees”

•                  Section 2.16, “Corporation”

•                  Section 2.27, “Human Resources Committee”

•                  Section 2.41, “Retirement Plans Committee”

•                  Article 21, “Claims and Review Procedure”

•                  Article 27, “Plan Administrator: Legal Agent”

•                  All Appendices to the Plan

10.                               Section 2.46 is amended in its entirety to state as follows:

2.46                        “Spouse” shall mean, effective June 26, 2013, the person to whom the Participant is legally married under the laws of the state, the District of Columbia, a United States territory or foreign jurisdiction in which the Participant resides, and effective September 16, 2013, to whom the Participant is legally married under the laws of any state, the District of Columbia, or a United States territory or foreign jurisdiction, regardless of where the participant is domiciled.

IN WITNESS WHEREOF, AECOM Global II, LLC has caused this amendment to be signed this 30th day of December, 2014 by its duly authorized officer.

/s/ Bernie Knobbe

By: Bernie Knobbe
Title: Vice President, Employee Benefits

For: AECOM Global II, LLC
By: AECOM Technology Corporation, its Sole
Member